UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 27, 2010
____________________

TEARLAB CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7360 Carroll Road, Suite 200
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2010, Tom Davidson, Sr., informed the Board of Directors, or the Board, of TearLab Corporation, or the Company, of his intention to resign as a member of the Board, to be effective on August 27, 2010.

Also on August 27, 2010, the Board appointed Brock Wright to the Board, as well as to the Audit Committee of the Board, the Compensation Committee of the Board and the Corporate Governance and Nominating Committee of the Board.  His term will continue until his successor is duly elected and qualified.

In connection with his appointment to the Board, Dr. Wright received an option to purchase 15,000 shares of the Company’s common stock under the Company’s 2002 Stock Option Plan, as amended in 2010, or the Plan, at an exercise price equal to the greater of (1) the market price of the underlying shares on the date of grant, as determined pursuant to the TSX rules, and (2) the “Fair Market Value” of the underlying shares on the date of grant, calculated in accordance with the provisions of the Plan.  Dr. Wright will be entitled to compensation as provided by the Company to its non-employee directors, which is described under the heading “Compensation of Directors” in Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 30, 2010, which description is incorporated herein by reference.

In January 2010 and March 2010, Dr. Wright participated as an investor in the Company’s private placement of capital stock.  In connection with the transaction, Dr. Wright acquired beneficial ownership of 23,795 shares of common stock of the Company for an aggregate purchase price of approximately $22,000.  Janet Wright, Dr. Wright’s mother, also acquired 540,797 shares of common stock of the Company in the private placement for an aggregate purchase price of approximately $500,000.

In July 2009, Dr. Wright purchased a convertible secured promissory note issued by the Company.  The note carries a 12% per annum interest rate and is convertible into the Company’s common stock at any time between August 31, 2009 and July 15, 2011.  The note has a conversion price of $1.3186 per share.  The aggregate purchase price of the note was $100,000.  The note matures on July 15, 2011, with all principal and interest payable on that date unless the note is converted prior to maturity.  Janet Wright also acquired beneficial ownership of a note with the same terms for an aggregate purchase price of $200,000 in July 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  March 28, 2011